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Household Finance Corporation
Household Revolving Home Equity Loan
Revolving Home Equity Loan Asset Backed Certificates - Series
1995-2
P & S Agreement Date:              Nov 1, 1995
Original Settlement Date:           Nov 21, 1995
Series Number of Class A-1 Certificates:     441919AG2
Series Number of Class A-2 Certificates:     N/A
Original Sale Balance:             $637,660,000
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          Sum of 1/21/97 - 12/22/97
1997 AGGREGATE PAYMENTS

     Distribution Dates

Distribution Date

                   Total 1997 (1)

Class A-1 Interest Distributed
                  26,002,115.93
Class A-1 Interest Pymt Factor (per 1,000)
                  40.777398504

Investor Principal Distribution A-1
                  159,098,691.15
Class A-1 Principal Pymt Factor (per 1,000)
                  249.503953753

Ending Class A-1 Principal Outstanding
Class A-1 Pool Factor


(1) These amounts represent cash distributions paid by the trust during the 1997 calendar year.
      As such, they do not represent the economic accrual of interest for tax purposes.